EMPLOYMENT CONTRACT [English Language Version Only]
Today, December 30, 2019, in the city of Sofia, the undersigned:
Alliance One International Services Limited, a company established in the United Kingdom and registered with the Registrar of Companies for England and Wales with company No. 3407169, with main office and address at Building A, Riverside Way, Camberley, Surrey GU15 3YL, United Kingdom, with an official number issued by the National Revenue Agency, represented by Joan Goulden, born on 20 February 1955, in her capacity of Global HR Director, hereinafter referred to as the “EMPLOYER”

and
Scott Anthony Burmeister, born on 26 January 1977, with Personal Foreigner Number 7701268660, having his permanent address at 7 Elovitca Street, Dragalevtsi, Sofia, hereinafter called the “EMPLOYEE”, of the other part, entered into the following Employment Contract:
Art. 1 POSITION
The EMPLOYEE agrees to be employed by the EMPLOYER under the terms and conditions of the present contract, in the position of Regional Director Europe as per the internal organizational structure of the EMPLOYER which corresponds to the position of Regional Manager as per the 2011 National Classification of Professions and Positions (“NCPP”) with code of the work position under the NCPP 11207045, and with key responsibilities being specified in a Job Description.

Art. 2 LEGAL GROUND AND TERM OF THE CONTRACT
The present contract is concluded on the grounds of article 67, para 1, item 1 of the Labour Code as an employment contract for unlimited duration.
Art. 3 COMMENCEMENT OF WORK
The EMPLOYEE shall commence work on 1 January 2020.
Art. 4 PLACE OF WORK
(1) The Employee shall perform his duties as defined by the present employment contract in the city of Sofia or in other locations, when the nature of the work requires it.
(2) When the need arises, the EMPLOYER can send the EMPLOYEЕ on business trips for performing his employment duties outside his permanent place of work, but for not longer than 30 (thirty) consecutive calendar days. Business trips for periods longer than 30 (thirty) consecutive calendar days have to be agreed in writing with the EMPLOYEЕ.

Art. 5 WORKING HOURS
(1) The weekly working hours shall be 40 (forty). The daily working hours during the day shall be 8 (eight) with a 1 (one) hour lunch break.
(2) Working days are Monday through Friday, every week of the year, except the days determined as national holidays by the Labour Code.
Art. 6 REMUNERATION
(1) The EMPLOYEЕ’s monthly salary consists of basic salary and additional remuneration of permanent nature as follows:
•Basic salary in the amount of ЕUR 15,084.94 (fifteen thousand eighty-four euro .94) equal to BGN 29,503.59 (twenty-nine thousand five hundred and three leva .59); and
•Additional remuneration for length of service and professional experience amounting to 0.6% for each year of relevant length of service and professional experience, which at the time of starting work is 23 years and 9 months and amounts to EUR 2,081.72 (two thousand eighty-one euro .72) equal to BGN 4,071.49 (four thousand seventy-one leva .49).

(2)The EMPLOYEE is eligible to participate in the Annual Incentive Programme (“AIP”) details of which will be provided separately. Any payment made will be in accordance with the rules of the AIP, which is based on predetermined annual business targets, and subject to the approval of the Executive Compensation Committee.
The EMPLOYER reserves the right to end or amend the AIP scheme with notice. Nо AIP will be paid if the EMPLOYEE:

(1)is not in employment with the EMPLOYER at the payment date unless the employment contract is terminated by the EMPLOYER on a statutory ground different from disciplinary dismissal, or the contract is terminated due to retirement, disability or death in which case it will be paid to the EMPLOYEE’s estate; or
(2)has given notice of termination of the employment contract to the EMPLOYER on or before the payment date (even if such notice of resignation is effective after the payment date).

(3) The EMPLOYEE is entitled to receive a housing allowance of EUR31,186 gross p.a. The allowance under the preceding sentence shall be due until December 2021.
(4) The EMPLOYEE is entitled to receive a car allowance in the amount of EUR 1,130 (one thousand one hundred and thirty euro) gross per month.
(5) The EMPLOYEE is entitled to receive an education allowance for his children whilst in high school education up to the year in which they reach 18 years of age. The amount of the education allowance under the preceding sentence is subject to further approval by the Company.

(6) The agreed remuneration shall be paid by the EMPLOYER to the EMPLOYEЕ not later than the 5th day of the calendar month following the month for which it is due into a bank account specified by the EMPLOYEЕ.

(7) The EMPLOYEE is entitled to participate in the EMPLOYER’s Global Pension Plan in accordance with the plan rules.
Art. 7 HOLIDAYS
(1)The EMPLOYEЕ shall be entitled to 26 (twenty-six) working days basic annual paid leave on the grounds of Art.155, para 4 of the Labour Code. The annual paid leave shall be calculated proportionally to the EMPLOYEЕ’s period of work for the EMPLOYER during the respective calendar year.

(2) The EMPLOYEЕ may use his annual paid leave in whole or in parts by the end of the calendar year for which the paid leave is due.
The EMPLOYEЕ may take the annual paid leave only after agreement with the EMPLOYER so that any disturbances in the daily operations of the EMPLOYER are avoided.

Art. 8 UNEXPECTED CASES OF LEAVE
Any unexpected absence from work by the EMPLOYEЕ, due to illness or other material causes, shall be reported to the EMPLOYER as soon as possible on the day the absence occurs.
Art. 9 RESPONSIBILITIES OF THE EMPLOYEE
(1) The EMPLOYEЕ shall perform his duties under the employment precisely and with due care, according to the Job Description – Appendix 1 to this contract.
(2) In order to work under an employment contract for another employer, the EMPLOYEЕ shall need the EMPLOYER’s prior written permission.
(3) During the term of the present contract, the EMPLOYEE shall not render services to or in any way participate in the activities of companies, which are competitors of the EMPLOYER or have a similar object of activity.

Art. 10 CONFIDENTIALITY
(1) The EMPLOYEE undertakes, both during and after the term of employment, to regard and preserve as confidential any information on the EMPLOYER, including production and commercial secrets, which have become known to the EMPLOYEE in the course of his employment, such as, but not limited to, non-public commercial, financial, operational and marketing information and intellectual property that the EMPLOYEE has learned or obtained in connection with his employment, such as trade secrets, processes, formulas, manufacturing techniques, product specifications, sales and marketing data and plans, information about vendors and suppliers, customer lists, customer preferences and pricing. Prior consent must be given by the EMPLOYER for any written or spoken disclosure, which might have a bearing on the EMPLOYER’s interests.

(2) Upon termination of the employment, any property of the EMPLOYER, its affiliated persons and contractors, as well as all correspondence, notes, copies, paper and/or electronically readable information carriers and others relating to activities of the EMPLOYER and/or its contractors, shall be returned immediately by the EMPLOYEE to the EMPLOYER.

Art. 11 RESPONSIBILITIES OF THE EMPLOYER
(1)The EMPLOYER shall provide the EMPLOYEE with working conditions to perform his work in accordance with the nature of the job.
(2) The EMPLOYER shall provide healthy and safe conditions of work.
(3) For the work performed, the EMPLOYER shall pay the EMPLOYEE in a timely manner the remuneration, agreed in Article 6 herein above. Upon payment of the remuneration, the EMPLOYER shall withhold and remit to the accounts of the relevant authorities the personal income tax and contributions, due by the EMPLOYEE in accordance with Bulgarian law.

(4) The EMPLOYER shall make all payments and contributions due by him as an employer in accordance with Bulgarian law at his own expense.
Art. 12 PROCESSING OF PERSONAL DATA
(1) By signing this contract, the EMPLOYEE declares that he is notified for collection and processing of his personal data by the EMPLOYER.
(2)In case EMPLOYEE’s work requires personal data processing of third parties, the EMPLOYEE is obliged to observe strictly all instructions of the EMPLOYER concerning personal data processing, as well as respective security measures and shall immediately inform the EMPLOYER if there is an established or suspected data security breach.

Art. 13 OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS
(1) The Employee acknowledges and agrees that the EMPLOYER shall have the exclusive right to use any subject matter of intellectual property rights, especially to works of authorship, as long as the subject matter of intellectual property rights was created by the EMPLOYEE alone or jointly with others within the employment relationship (“EMPLOYEE Work”).

(2) In particular, for the avoidance of doubt, the EMPLOYEE agrees that during the legal term of copyright the EMPLOYER may, according to its needs, use copyrightable EMPLOYEE Work in any way, including publishing EMPLOYEE Work, or part thereof, or otherwise making it available to third parties, under its own name, making copies and translations thereof, altering, combining with other works and completing the EMPLOYEE Work, as well as assign or license the related intellectual property rights in EMPLOYEE Work to third parties. The EMPLOYEE is not entitled to receive any additional remuneration in connection with the creation of EMPLOYEE Work (such remuneration shall be deemed included in the salary).

(3) The EMPLOYEE undertakes to provide to the EMPLOYER all assistance required for the due exercise of the EMPLOYER’s rights to EMPLOYEE Work.

Art. 14 TERMINATION OF THE CONTRACT
This employment contract may be terminated:
а) by either party with a 3 (three) months notice, on the grounds established by the Labour Code;
b) without either party giving notice to the other party - upon mutual consent between the parties exercised in writing;
c) in all other cases provided by the Labour Code.
Art. 15 COMPUTER USAGE
The EMPLOYEE will be authorised to access certain computer systems, programmes and data. The EMPLOYEE must not attempt to gain access to data or programmes for which he has no authorisation. The EMPLOYER reserves the right to monitor all email, internet and computer access and usage and the EMPLOYEE should have no expectation of privacy in respect of any documents stored on his company computer.

Art. 16 COMPАNY PROPERTY
(1) All laptops, mobile phones, software, programmes, systems, inventions, developments, improvements, files, records, lists, books, literature and work products developed by the EMPLOYEE whilst employed by the EMPLOYER and any other materials owned by the EMPLOYER or used by the EMPLOYER in connection with the EMPLOYEE’s work, shall at all times remain the sole property of the EMPLOYER.

(2) The EMPLOYEE agrees upon request or termination of his employment that he shall surrender any of the items mentioned in paragraph 1 above and copies of the same and any other property belonging to the EMPLOYER.

(3) The EMPLOYEE must at all times take good care of any property of the EMPLOYER that he may use and/or have responsibility for. He must not wilfully neglect and/or damage any property of the EMPLOYER.

ART. 17 GOVERNING LAW AND LABOUR DISPUTES
(1) For all cases not provided for in this contract and the attachments thereto, the provisions of the Labour Code and the effective Bulgarian labour and civil legislation shall apply.
(2) Any dispute, controversy or claim arising out of or relating to this contract, or the applicability, breach, termination or validity thereof, shall be settled by the Bulgarian Courts in accordance with the Bulgarian law.

Art. 18 AMENDMENTS AND SUPPLEMENTS
All amendments and supplements to this contract shall be made in writing and shall be signed by both parties.
Art. 19 LANGUAGE OF THE CONTRACT

The present contract has been executed in the English and in the Bulgarian languages. In case of discrepancy between the two texts, the English language version shall prevail.
The present contract was executed in 2 (two) bilingual originals, each party retaining one original.
This contract supersedes all previous agreements between the parties regulating relationships, subject to the present contract.
Attachments:
1. Job Description.
2. Alliance One Services Limited Employee Privacy Statement.
For the EMPLOYER:
/s/ Joan Goulden Joan Goulden, Global HR Director
EMPLOYEE:
/s/ Scott Burmeister
Certification of the date, on which the Employee starts to perform his duties under the contract: January 1, 2020.
For the EMPLOYER:
/s/ Joan Goulden Joan Goulden, Global HR Director
EMPLOYEE:
/s/ Scott Burmeister

Annex to Employment contract dated
30 December 2019
[English Language Version Only]
On this date, 31 August 2020, the following Annex to Employment contract dated 30 December 2019 has been executed by and between
Alliance One International Services Limited, a company established in the United Kingdom and registered with the Registrar of Companies for England and Wales with company No. 3407169, with main office and address at Building A, Riverside Way, Camberley, Surrey GUI5 3YL, United Kingdom, with an official number issued by the National Revenue Agency 3077826423, represented by Joan Goulden, born on 20 February 1955, in her capacity of Global HR Director, hereinafter referred to as the “EMPLOYER”
and
Scott Anthony Burmeister, born on 26 January 1977, with Personal Foreigner Number 7701268660, having his permanent address at 7 Elovitca Street, Dragalevtsi, Sofia, hereinafter referred to as the “EMPLOYEE”,
Together referred to as the “PARTIES”,
WHEREAS:
(1)    On 30 December 2019 the Parties have executed an employment contract, hereinafter referred to as the “Employment contract”;
(2)    The Parties would like to amend the Employment contract;
On the grounds of Art. 119 of the Labour Code, the Parties hereby agree to amend the Employment contract, effective as of 1 September 2020, as follows:
Art. 1.    Art 1 of the Employment contract is amended to read as follows:
“The EMPLOYEE agrees to occupy the position of Regional Director EMEA as per the internal organizational structure of the EMPLOYER which corresponds to the position of Regional Manager as per the 2011 National Classification of Professions and Positions (“NCPP”) with code of the work position under the NCPP 11207045, and with key responsibilities being specified in a Job Description.”
Art. 2.    Para. 1 of Art. 6 of the Employment contract is am ended to read as follows:
„(1) The EMPLOYEE’s monthly salary consists of basic salary and additional remuneration of permanent nature as follows:
•Basic salary in the amount of EUR 18,939.39 (eighteen thousand nine hundred thirty-nine euro .39); and

•Additional remuneration for length of service and professional experience amounting to 0.6% of the basic salary for each year of relevant length of service and professional experience.”
Art. 3    At the date of execution of this Annex, the relevant length of service and professional experience of the EMPLOYEE is 24 years and 5 months and the additional remuneration for length of service and professional experience due to him is EUR 2,727.27 (two thousand seven hundred twenty-seven 0.27 euro). The EMPLOYEE’s gross monthly salary, which includes the basic salary and the additional remuneration for length of service and professional experience under the preceding sentence, is in the amount of EUR 21,666.66 (twenty-one thousand six hundred sixty-six euro 0.66).
Art. 4.    The second sentence in para. 3 of Art. 6 of the Employment contract is deleted. Unless otherwise agreed between the Parties, the EMPLOYEE is entitled to receive a housing allowance of EUR31,186 gross p.a. until the termination of the Employment contract.
Except as amended by this Annex, all provisions of the Employment contract shall remain and continue in full force and effect.
This Annex has been executed in two identical bilingual originals - one for each Party. In the event of any discrepancies between the English and the Bulgarian versions, the English one shall prevail.
Attachment: Job Description
For Alliance One International Services Limited
/s/ Joan Goulden

Employee
/s/ Scott Burmeister
Scott Anthony Burmeister

[Letterhead of Pyxus International, Inc.]

September 12, 2023

Dear Scott:

On behalf of Pyxus International, Inc./AOL, Inc. it is my pleasure to offer you the position of COO, Chief Operating Officer effective September 12, 2023. You will be reporting directly to Pieter Sikkel, President & Chief Executive Officer. You will also continue to carry on Regional responsibilities within Europe until we identify a successor.

As a result of your promotion, effective September 25, 2023, your base salary will be increased to €389,000 per annum (€ 32,416.70 per month). Your employment contract will remain under our existing European subsidiary. In addition to your base salary, your PYX Annual Incentive Plan (“AIP”) target incentive opportunity will be increased from 40% to 75% for FY24 and will remain at the 75% target incentive opportunity each year thereafter, so long as there are no changes to program design. Should the program design be changed in the future, you will receive the same target incentive opportunity percentage as other Company Officers. Any awards under the AIP must be approved by the Compensation Committee of the Board of Directors. You will also be eligible to participate in the Pyxus Long-Term Incentive Plan, as and when equity is granted to key employees by the Compensation Committee. There are no other changes to the terms and conditions of your employment.

Employment with Pyxus/AOL is contingent upon continued positive and professional performance. This is not to be construed as an employment guarantee or contract of continued employment.

Scott, congratulations on your promotion. We are confident of your ability to continue contributing to the success of Pyxus/AOL. I will be happy to address any questions you have concerning this opportunity.

Your acceptance of this offer is confirmed by signing this letter below and returning it to me.

Sincerely,

Fernanda Goncalves
SVP & CHRO

**Confirmation of Acceptance**

I hereby accept the promotion to COO, Chief Operating Officer.

Accepted and Agreed:    /s/ Scott Burmeister            Date: 12 September 2023
            Scott Burmeister